Exhibit 99(a)(1)

CERTIFICATE OF TRUST

OF

ALTERNATIVE INVESTMENT PARTNERS ABSOLUTE RETURN FUND STS

Dated as of October 27, 2005

The undersigned, the trustees of Alternative Investment Partners Absolute Return Fund STS, desiring to form a statutory trust pursuant to the Delaware Statutory Trust Act, 12 Del. C. § 3810, hereby certify as follows:

1. The name of the statutory trust is Alternative Investment Partners Absolute Return Fund STS (the “Trust”).

2. The business address of the registered office of the Trust is The Corporation Trust Company, 1209 Orange Street, Wilmington, DE 19801. The name of the Trust’s registered agent at such address is The Corporation Trust Company.

3. Pursuant to the § 3807(b) of the Delaware Statutory Trust Act, notice is hereby given that the Trust will become a registered investment company under the Investment Company Act of 1940, as amended.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Trust as of this 27th day of October, 2005.

By:	/S/ MICHAEL BOZIC
Michael Bozic
Trustee

By:	/S/ EDWIN J. GARN
Edwin J. Garn
Trustee

By:	/S/ WAYNE E. HEDIEN
Wayne E. Hedien
Trustee

By:	/S/ MANUEL H. JOHNSON
Dr. Manuel H. Johnson
Trustee

By:	/S/ JOSEPH J. KEARNS
Joseph J. Kearns
Trustee

By:	/S/ MICHAEL E. NUGENT
Michael E. Nugent
Trustee

By:	/S/ FERGUS REID
Fergus Reid
Trustee

By:	/S/ CHARLES A. FIUMEFREDDO
Charles A. Fiumefreddo
Trustee

By:	/S/ JAMES F. HIGGINS
James F. Higgins
Trustee

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